Exhibit 99.1

NEWS RELEASE

Dawson Geophysical Company

508 W. Wall, Suite 800

Midland, TX 79701

Company contact:

Stephen C. Jumper, CEO and President

James K. Brata, Chief Financial Officer

(800) 332-9766

www.dawson3d.com

DAWSON GEOPHYSICAL ANNOUNCES

ASSET PURCHASE AGREEMENT WITH WILKS BROTHERS, LLC

MIDLAND, Texas, March 24, 2023/PR Newswire/Dawson Geophysical Company (NASDAQ: DWSN) (the “Company” or “Dawson”) today announced that it has entered into an asset purchase agreement with Wilks Brothers, LLC and Breckenridge Geophysical, LLC (“Breckenridge”), pursuant to which the Company purchased substantially all of the Breckenridge assets related to seismic data acquisition services other than its multi-client data library.

The transaction is effective immediately and Dawson extended offers of employment to relevant employees of Breckenridge to continue supporting the acquired assets and business. The parties plan to begin integration of the acquired assets and business into Dawson’s operations as soon as possible.

Total consideration for the transaction is 7,000,000 shares of Dawson common stock. 1,188,235 shares were issued at the time of closing, and the remaining 5,811,765 shares are in the form of a convertible note, which will only convert following shareholder approval at a meeting Dawson plans to convene as soon as practicable.

Stephen C. Jumper, CEO and President of Dawson Geophysical, said, “We are excited to welcome all the Breckenridge employees to the Dawson team. They bring with them needed years of operational experience at all levels as well as long-standing customer relationships. This transaction increases our channel and vibrator energy source capacity with the addition of like equipment allowing for improved operational efficiencies. The combination will provide flexibility in executing existing projects from both companies and provide meaningful operational and cost synergies.”

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any offer, solicitation or sale of securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

About Dawson

Dawson Geophysical Company is a leading provider of North American onshore seismic data acquisition services with operations throughout the continental United States and Canada. Dawson acquires and processes 2-D, 3-D and multi-component seismic data solely for its clients, ranging from major oil and gas companies to independent oil and gas operators, as well as providers of multi-client data libraries.

Forward-Looking Statements

In accordance with the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995, the Company cautions that statements in this press release which are forward-looking and which provide other than historical information involve risks and uncertainties that may materially affect the Company’s actual results of operations. Such forward-looking statements are based on the beliefs of management as well as assumptions made by and information currently available to management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors. These risks include, but are not limited to, the Company’s status as a controlled public company, which exempts the Company from certain corporate governance requirements; the limited market for the Company’s shares, which could result in the delisting of the Company’s shares from Nasdaq and the Company no longer being required to make filings with the U.S. Securities and Exchange Commission (the “SEC”); the impact of general economic, industry, market or political conditions; dependence upon energy industry spending; changes in exploration and production spending by our customers and changes in the level of oil and natural gas exploration and development; the results of operations and financial condition of our customers, particularly during extended periods of low prices for crude oil and natural gas; the volatility of oil and natural gas prices; changes in economic conditions; the severity and duration of the COVID-19 pandemic, related economic repercussions and the resulting impact on demand for oil and gas; surplus in the supply of oil and the ability of the Organization of the Petroleum Exporting Countries and its allies, collectively known as OPEC+ to agree on and comply with supply limitations; the duration and magnitude of the unprecedented disruption in the oil and gas industry currently resulting from the impact of the foregoing factors, which is negatively impacting our business; the potential for contract delays; reductions or cancellations of service contracts; limited number of customers; credit risk related to our customers; reduced utilization; high fixed costs of operations and high capital requirements; operational challenges relating to the COVID-19 pandemic and efforts to mitigate the spread of the virus, including logistical challenges, protecting the health and well-being of our employees and remote work arrangements; industry competition; external factors affecting the Company’s crews such as weather interruptions and inability to obtain land access rights of way; whether the Company enters into turnkey or day rate contracts; crew productivity; the availability of capital resources; disruptions in the global economy, including export controls and financial and economic sanctions imposed on certain industry sectors and parties as a result of the developments in Ukraine and related activities, and whether or not a future transaction or other action occurs that causes the Company to be delisted from Nasdaq and no longer be required to make filings with the SEC. A discussion of these and other factors, including risks and uncertainties, is set forth in the Company’s Annual Report on Form 10-K that was filed with the SEC on March 13, 2023. The Company disclaims any intention or obligation to revise any forward-looking statements, whether as a result of new information, future events or otherwise.